Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS

ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Earnings Increase 18% to $0.25 EPS

Net Sales Increase 11% to $48.4 million

Reorder Sales Increase 17% to $37.6 Million

Pompano Beach, Florida, January 19, 2010 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2009.  Net income was $5.6 million or $0.25 diluted per share for the quarter ended December 31, 2009, compared to net income of $4.9 million or $0.21 diluted per share for the quarter ended December 31, 2008, an 18% increase to EPS.  For the nine months ended December 31, 2009, net income was $19.9 million or $0.88 diluted per share, compared to net income of $17.3 million or $0.73 diluted per share for the nine months ended December 31, 2008, an increase to earnings per share of 20%.  Net sales for the quarter ended December 31, 2009 were $48.4 million, compared to $43.4 million for the quarter ended December 31, 2008, an increase of 11%.  Net sales for the nine months ended December 31, 2009 were $188.0 million, compared to $171.3 million for the nine months ended December 31, 2008, an increase of 10%.  Reorder sales increased by 17%, from $32.2 million to $37.6 million for the quarters ended December 31, 2008 and 2009, respectively.  Reorder sales for the nine months ended December 31, 2009 were $137.4 million, compared to $119.6 million for the nine months ended December 31, 2008, an increase of 15%.

Menderes Akdag, President and CEO, commented: “We are pleased to report that our internet sales increased by 18% to $33.6 million for the quarter, compared to $28.6 million for the same quarter the prior year, with approximately 70% of our orders being generated from our website during the quarter, compared to 66% in the prior year.  During the quarter, the Company leveraged its operating expenses as a percent of sales, by 170 basis points as compared to the same quarter in the prior year.  We acquired approximately 151,000 new customers in the December quarter.  We are also pleased to report that our cash flows from operations increased to $28.9 million for the nine months ended December 31, 2009 from $15.8 million for the same period the prior year.  Going forward, our continuing focus will be on capturing additional market share, increasing reorders with personalized communication and health education content, and improving our customer service levels in fiscal 2010.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on January 19, 2010 until February 2, 2010 at 11:59 P.M.  To access the replay, call (866) 511-5160 (toll free) or (203) 369-1959, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2009.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.  For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2009	2009
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$56,601,631	$30,126,041
Accounts receivable, less allowance for doubtful
accounts of $24,066 and $58,525, respectively	1,181,931	2,881,085
Inventories - finished goods	19,025,264	26,778,096
Prepaid expenses and other current assets	784,653	753,602
Deferred tax assets	1,150,445	724,561
Prepaid income taxes	1,801,818	361,743
Total current assets	80,545,742	61,625,128

Long term investments	12,312,500	14,430,250
Property and equipment, net	4,644,969	5,057,561
Intangible assets	850,000	850,000

Total assets	$98,353,211	$81,962,939

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,477,508	$4,817,097
Accrued expenses and other current liabilities	2,010,330	2,177,838
Total current liabilities	5,487,838	6,994,935

Deferred tax liabilities	544,016	-

Total liabilities	6,031,854	6,994,935

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
22,846,686 and 22,686,836 shares issued and outstanding, respectively	22,847	22,687
Additional paid-in capital	1,957,983	-
Retained earnings	90,519,129	75,156,169
Accumulated other comprehensive loss	(187,500)	(219,750)

Total shareholders' equity	92,321,357	74,968,004

Total liabilities and shareholders' equity	$98,353,211	$81,962,939

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 (UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Sales	$48,353,607	$43,405,846	$187,969,366	$171,341,670
Cost of sales	29,525,562	26,088,572	116,172,990	105,375,803

Gross profit	18,828,045	17,317,274	71,796,376	65,965,867

Operating expenses:
General and administrative	4,929,385	5,019,183	17,199,443	16,448,431
Advertising	5,176,965	4,899,893	22,800,595	23,619,602
Depreciation and amortization	336,834	185,649	981,647	503,277
Total operating expenses	10,443,184	10,104,725	40,981,685	40,571,310

Income from operations	8,384,861	7,212,549	30,814,691	25,394,557

Other income:
Interest income, net	46,091	297,017	164,678	958,735
Other, net	1,162	(27,616)	3,829	301,835
Total other income	47,253	269,401	168,507	1,260,570

Income before provision for income taxes	8,432,114	7,481,950	30,983,198	26,655,127

Provision for income taxes	2,841,964	2,597,182	11,053,267	9,328,053

Net income	$5,590,150	$4,884,768	$19,929,931	$17,327,074

Net income per common share:
Basic	$0.25	$0.21	$0.88	$0.74
Diluted	$0.25	$0.21	$0.88	$0.73

Weighted average number of common shares outstanding:
Basic	22,649,491	23,333,025	22,596,204	23,446,990
Diluted	22,789,731	23,542,120	22,742,196	23,627,969

Cash dividends declared per common share	$0.10	$-	$0.20	$-

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net income	$19,929,931	$17,327,074
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	981,647	503,277
Share based compensation	1,158,015	1,089,889
Deferred income taxes	118,132	313,094
Bad debt expense	28,928	48,656
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	1,670,226	(549,255)
Inventories - finished goods	7,752,832	(1,745,221)
Prepaid income taxes	(1,440,075)	(4,000,000)
Prepaid expenses and other current assets	(31,051)	30,283
Accounts payable	(1,055,672)	119,499
Income taxes payable	-	2,500,771
Accrued expenses and other current liabilities	(205,446)	146,009
Net cash provided by operating activities	28,907,467	15,784,076

Cash flows from investing activities:
Net change in investments	2,150,000	(1,620,000)
Purchases of property and equipment	(852,972)	(1,747,889)
Purchase of intangible asset	-	(485,000)
Net cash provided by (used in) investing activities	1,297,028	(3,852,889)

Cash flows from financing activities:
Dividends paid	(4,529,033)	-
Purchases of treasury stock	-	(6,776,696)
Proceeds from the exercise of stock options	573,918	1,535,035
Tax benefit related to stock options exercised	226,210	233,188
Net cash used in financing activities	(3,728,905)	(5,008,473)

Net increase in cash and cash equivalents	26,475,590	6,922,714
Cash and cash equivalents, at beginning of period	30,126,041	20,267,829

Cash and cash equivalents, at end of period	$56,601,631	$27,190,543

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$12,149,000	$10,281,000

Retirement of treasury stock	$-	$6,810,973

Property and equipment purchases in accounts payable	$487,842	$1,801,026

Dividends payable in accrued expenses	$37,938	$-

Exhibit 99.1 Page 4 of 4